Exhibit 99.2

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 by 1:00 a.m. PST, on November 6, 2020. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/SEAK delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SEAK Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Abstain For Against Abstain For Against 1. To approve the Agreement and Plan of Merger, dated as of August 20, 2020 (the “Merger Agreement”), by and among Enterprise Financial Services Corp (“Enterprise”), Enterprise Bank & Trust, Enterprise's wholly-owned subsidiary bank, Seacoast Commerce Banc Holdings (the “Company”), and Seacoast Commerce Bank, the Company’s wholly-owned subsidiary bank, pursuant to which the Company will merge with and into Enterprise, with Enterprise surviving the merger (the “Merger Proposal”). The merger is more fully described in the accompanying proxy statement/prospectus, and a copy of the Merger Agreement is included as Appendix A thereto. 2. To adjourn or postpone the Company’s special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. You have to obtain authorization to attend the meeting in person pursuant to the procedures set forth in the proxy statement/prospectus. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 7 8 0 2 8 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 0 2 B V 4 03BP0B MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR Proposal 1 and Proposal 2. Seacoast Commerce Banc Holdings Special Meeting Proxy Card1234 5678 9012 345

Important notice regarding the Internet availability of proxy materials for the Seacoast Commerce Banc Holdings Special Meeting of Shareholders. The material is available at: www.investorvote.com/SEAK q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of Special Meeting of Shareholders Proxy Solicited by Board of Directors for Special Meeting — November 6, 2020 The undersigned shareholder of Seacoast Commerce Banc Holdings (the “Company”), hereby nominates, constitutes and appoints Allan W. Arendsee and Richard M. Sanborn and each of them, the attorney, agent and proxy of the undersigned, with full powers of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at 8311 W. Sunset Road, Suite 140 Las Vegas, NV 89113 on Friday, November 6, 2020 at 9:00 a.m. (Pacific time), and at any and all adjournments thereof as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows: Shares represented by this proxy will be voted by the shareholder in the manner directed herein. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1 and Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Seacoast Commerce Banc Holdings Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SEAK

Seacoast Commerce Banc Holdings®

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Seacoast Commerce Banc Holdings Special Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR Proposal 1 and Proposal 2.

Proposal	For	Against	Abstain
1. To approve the Agreement and Plan of Merger, dated as of August 20, 2020 (the "Merger Agreement"), by and among Enterprise Financial Services Corp ("Enterprise"), Enterprise Bank & Trust, Enterprise's wholly-owned subsidiary bank, Seacoast Commerce Banc Holdings (the "Company"), and Seacoast Commerce Bank, the Company's wholly-owned subsidiary bank, pursuant to which the Company will merge with and into Enterprise, with Enterprise surviving the merger (the "Merger Proposal"). The merger is more fully described in the accompanying proxy statement/prospectus, and a copy of the Merger Agreement is included as Appendix A thereto.	☐	☐	☐
2. To adjourn or postpone the Company's special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal.	☐	☐	☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

You have to obtain authorization to attend the meeting in person pursuant to the procedures set forth in the proxy statement/prospectus.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X 4 7 8 0 2 8

038P1B

Important notice regarding the Internet availability of proxy materials for the Seacoast Commerce Banc Holdings Special Meeting of Shareholders. The material is available at: www.investorvote.com/SEAK q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Notice of Special Meeting of Shareholders Proxy Solicited by Board of Directors for Special Meeting — November 6, 2020 The undersigned shareholder of Seacoast Commerce Banc Holdings (the “Company”), hereby nominates, constitutes and appoints Allan W. Arendsee and Richard M. Sanborn and each of them, the attorney, agent and proxy of the undersigned, with full powers of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at 8311 W. Sunset Road, Suite 140 Las Vegas, NV 89113 on Friday, November 6, 2020 at 9:00 a.m. (Pacific time), and at any and all adjournments thereof as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows: Shares represented by this proxy will be voted by the shareholder in the manner directed herein. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1 and Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Seacoast Commerce Banc Holdings